UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 14, 2012

PROTECT PHARMACEUTICAL CORPORTION

(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code:  (801) 322-3401

116 Village Boulevard, Suite 200, Princeton, New Jersey 08540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Board of Directors appointed Geoff Williams and Nancy Ah Chong to become and serve as new directors, effective immediately.  Both Mr. Williams and Ms. Ah Chong previously served on the company’s Board until 2007.

Mr. Williams was also appointed to serve as the company’s Chief Executive Officer, President and Treasurer.  From 1994 to the present, Mr. Williams has been a representative of Williams Investments Company, a Salt Lake City, Utah financial consulting firm involved in facilitating mergers, acquisitions, business consolidations and financings.  Mr. Williams attended the University of Utah and California Institute of the Arts.

Ms. Ah Chong was also appointed to serve as the company’s Secretary.  From August 2004 to the present, she has been an office manager for Williams Investment Company.  Previously, Mrs. Ah Chong was an administrative assistant for Forsgren Associates in Salt Lake City from March 2004 to August 2004.  She has also worked as a customer service representative for Overstock.com from November 2003 to January 2004 and O’Currance from February 2001 to November 2003, and as a marketing and travel coordinator for MGIS from February 2000 to August 2001. Mrs. Ah Chong attended and graduated from the Omaha Institute of Art and Design in Omaha, Nebraska.

Also on February 14, 2012, Keith Elison tendered his resignation as a director.  He was originally appointed a director on January 24, 2012.  Mr. Elison’s resignation was for personal reasons and was effective immediately.  At the time of his resignation, there were no disagreements between Mr. Elison and the company on any matter relating to the company's operations, policies or practices.  Mr. Elison retains his position as the company’s Chief Financial Officer, which he has held since April 2011.  Mr. Elison has more than twelve years of experience in public company accounting and SEC compliance and reporting issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date:   February 17, 2012

By         /S/ GEOFF WILLIAMS

Geoff Williams

President

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